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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

    CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 30, 2001

INTERNATIONAL RECTIFIER CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-7935 (Commission File Number)	95-1528961 (IRS Employer Identification No.)

233 KANSAS STREET, EL SEGUNDO, CALIFORNIA 90245
(Address of principal executive offices)

(310) 726-8000

(Registrant's telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Item 5. Other Events

    The Company reached a settlement in principle on August 30, 2001 to settle the class action lawsuits brought against it and certain of its directors and officers in 1991. The settlement contemplates the dismissal of all claims without any payments. The settlement requires the filing of formal documents with the court and court approval.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL RECTIFIER CORPORATION
Date: August 30, 2001	By:	/s/ GERALD A. KORIS Name: Gerald A. Koris Title: Secretary and General Counsel

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FORM 8-K
SIGNATURES